SHARE EXCHANGE AGREEMENT

THIS AGREEMENT dated the 3rd day of July, 2003.

between:

WINDSOR EDUCATION ACADEMY INC., a company duly incorporated under the laws of British Columbia and having the business office at 100 - 7900 Alderbridge Way, Richmond, BC, V6X 2A5

(hereafter "Windsor")

AND
DAWA BUSINESS GROUP INC., a company duly incorporated under the laws of British Columbia and having the business office at 250 - 5655 Cambie Street, Vancouver, BC V5Z 3A4

(hereafter "Dawa")





WHEREAS:

Xin Net Corp.  owns 100% of Windsor and 1041571 B.C. Ltd.  (President Mr. Zaixin
Ma) owns 100% of Dawa, both parties hereby mutually agree to a share exchange arrangement whereby Xin Net will own 51% of Dawa and 1041571 B.C. Ltd. will own 49% of Windsor.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties covenant and agree as follows:


                                    SECTION 1
                                 INTERPRETATION
                                 --------------

1.1      Definitions.

(a) "Business" means the business currently carried on by Dawa and Windsor;

(b) "Closing"  means the  completion of the  transactions  herein on the Closing
Date;

(c) "Closing Date" means July 7, 2003, or such later date which may be agreed between the parties;

(d) "Contracts" means all of those agreements, contracts and commitments, written or verbal, entered into by Dawa and Windsor that are in effect as of the Closing Date;

(e) "Employees" means any and all present and former employees and staff of Dawa and Windsor;

(f) "Financial Statements" means the unaudited financial statements of Dawa for the year ended December 31, 2002 and the unaudited financial statements of Dawa for the period ending June 30, 2003, each consisting of a balance sheet and a statement of operations and deficit;

(g) "Premises" means the land and buildings which are currently occupied by Dawa and Windsor;

(h) "Purchase Price" - nil in the share exchange transaction;

(i) "Lease" means the Lease of the Premises between the Dawa and Windsor and their respective Landlords.

                                    SECTION 2
                                 SHARE EXCHANGE
                                 --------------

2.1 Share Exchange. Xin Net Corp. will transfer 49% of the outstanding shares of Windsor to 1041571 B.C. Ltd., and conversely; 1041571 B.C. Ltd. will transfer 51% of the outstanding shares of Dawa to Xin Net Corp.

                                    SECTION 3
                                 PURCHASE PRICE
                                 --------------

3.1  Purchase Price. There is no monetary consideration.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

4.1 Representations and Warranties of Xin Net Corp. and 1041571 B.C. Ltd., collectively "the Vendors". The Vendors hereby represent and warrant, as of the date hereof and as of the Closing Date, that:

         (a) the Vendors have full right and authority to enter into this Agreement on the terms and conditions herein set forth and to sell and transfer the legal and beneficial title and ownership of Dawa/Windsor and its directors and shareholders have taken all necessary or desirable actions and proceedings to approve and authorize, validly and effectively, the entering into and the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and this Agreement is a legal, valid and binding obligation of the Vendors, enforceable against each of them in accordance with its terms;

         (b)      the Vendors are responsible for their own Tax Advice;

         (c) the execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby will:

                  (i) not constitute a breach by the Vendors of any statute, bylaw or regulation or of Dawa/Windsor's memorandum or articles of association;

                  (ii) not result in a breach of any terms or provisions, or constitute a default under any agreement, indenture, mortgage, instrument, court order, judgment or decree to which the Vendors or Dawa/Windsor is a party or by which the Vendors or Dawa/Windsor is bound; and

                  (iii) not result in the creation of any lien, encumbrance or other charge on the shares of Dawa/Windsor;

         (d) no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the shares in the capital of the Dawa/Windsor or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of Dawa/Windsor, or for the acquisition from Dawa/Windsor of any of its undertaking, property or assets;

         (e) the final structure after closing will be: 1041571 B.C. Ltd. 98 shares of Dawa and Windsor respectively; and Xin Net
                  102 shares of Dawa and Windsor respectively;

         (f) the Shares are duly authorized, validly issued and outstanding as fully paid and non-assessable shares and constitute 100% of all of the issued and outstanding shares in the capital of Dawa/Windsor;

         (g) the Vendors are the registered and beneficial owner of the Shares have good and marketable title to the Shares and the Shares are free and clear of all liens, claims, charges and encumbrances of every nature and kind whatsoever;

         (h) Dawa/Windsor are companies duly organized under the laws of the Province of British Columbia, not reporting and is a valid and subsisting company in good standing with the Office of the Registrar of Companies of British Columbia with respect to the filing of annual reports;
         (i) Dawa/Windsor has the power to own all of its property and assets and to carry on the Business, is duly qualified to carry on the Business and does not carry on Business in any jurisdiction other than the Province of British Columbia;

         (j) except as has been previously disclosed, Dawa/Windsor does not have and never has had any subsidiaries, the Company is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind, nor is Dawa/Windsor a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise to conduct the Business as Dawa/Windsor may determine;

          (k) Dawa/Windsor holds the Lease of the Premises which in good standing and has been complied with fully by all parties thereto; (l) no dividend declared by Dawa/Windsor has remained unpaid; (m) neither the Vendors nor any present or former officer, director, Employee or shareholder of Dawa/Windsor is indebted or under obligation to Dawa/Windsor on any account whatsoever, and Dawa/Windsor will not at Closing be indebted to the Vendors, or any director, officer or Employee of Dawa/Windsor or any affiliate or associate of any of them, on any account whatsoever;

          (n) there are no liabilities, obligations, commitments or indebtedness of any nature whatsoever (whether accrued, absolute, contingent or otherwise) of Dawa/Windsor which have not been disclosed;

          (o) the memorandum and articles of Dawa/Windsor have not been altered since the incorporation of the Company, and the register of members, register of directors, and the minutes of members and directors meetings of Dawa/Windsor contained in the minute book of Dawa/Windsor are accurate and complete and document all material occurrences and actions of Dawa/Windsor since its incorporation, and all meetings of directors and shareholders have, since incorporation, been duly held;

          (p) Dawa/Windsor has no Contracts, bonus plans, undertakings or arrangements whether oral, written or implied with Employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers or others;

           (q) all excise tax and income tax returns and reports of Dawa/Windsor required by law to be filed prior to the date hereof, have been duly filed and are true, complete and correct and all amounts required by law to be deducted and remitted, including, without limitation, employer remittances to Revenue Canada, have been deducted and remitted within the time periods prescribed;

           (r) there are no written or verbal contracts of employment, whether contracts of service or contracts for service, or collective agreements or proceedings under the Labour Code of British Columbia involving Dawa/Windsor or Employees which may become an obligation of or be binding upon Dawa/Windsor, and Dawa/Windsor is not and will not become liable for any severance, termination or other payments of any nature to any of its former Employees;

           (s) Dawa/Windsor has withheld from each amount paid or credited to any person the amount required to be withheld therefrom and has remitted such amount to the proper tax or other receiving authorities within the time required under applicable legislation;

           (t)    Dawa/Windsor has paid all assessments and reassessments,
                  if any, and all other taxes, penalties, interest, fines and other governmental charges (collectively, "Governmental Charges") due and payable by it (whether payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign); no Governmental Charges will become payable after the Closing Date; all information necessary for the calculation of any tax liability of Dawa/Windsor has been or will prior to the Closing Date be disclosed to the Purchaser; and Dawa/Windsor has (or will have pursuant to the terms and conditions of this Agreement) duly and on a timely basis prepared and filed all tax returns and other documents required to be filed by it in respect of all Governmental Charges, and such returns and documents are complete and correct;

            (u) Dawa/Windsor is (and has been since its incorporation) a Canadian controlled private corporation as defined in the Income Tax Act (Canada);

            (v)   if applicable, Dawa/Windsor has not made any election under
                  Section 85 of the Income Tax Act with respect to the acquisition or disposition of any property or made any election under Section 83 of the Income Tax Act with respect to the payment out of the capital dividend account of the Company;

           (w) to the best knowledge of the Vendors, Dawa/Windsor has no contingent liabilities nor are there any grounds which would prompt a reassessment under the Income Tax Act (Canada) of Dawa/Windsor, including aggressive treatment of income and expenses in filing tax returns;
           (x) Dawa/Windsor maintains insurance against loss or damage to its property and with respect to public liability as is in accordance with prudent business practice;

           (y) except as has been previously disclosed, Dawa/Windsor holds all permits, licenses, consents and authorities issued by any federal, provincial or municipal governmental authority, or any subdivision thereof, which are necessary or desirable in connection with the conduct and operation of the Business and the ownership or leasing of its assets and the Company is not in breach of or in default under any term or condition of any thereof;

           (z) neither the Vendors nor any company controlled by the Vendors own any property or assets which are used by Dawa/Windsor or are necessary or useful in the conduct of the Business;

         (aa) except as has been previously disclosed, Dawa/Windsor is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it, and neither the Premises nor their use violates any zoning or other by-law, law, ordinance or regulation applicable to them;

         (ab) to the best knowledge of the Vendors, there are no actions, suits, judgments, investigations or arbitration or governmental proceedings in progress, outstanding, or pending against or relating to Dawa/Windsor or affecting the Business, Premises, or the Shares at law or in equity or before or by any governmental authority, commission or agency, domestic or foreign;

         (ac) no security or other encumbrance has been granted by Dawa/Windsor;

         (ad) the documents and information to be delivered pursuant to this Agreement shall be accurate and complete and, without restricting the generality of the foregoing, the Financial Statements that have been provided have been prepared in accordance with generally accepted accounting principles in Canada, applied on a consistent basis and fairly represent the financial position and the corporate affairs;

         (ae) Dawa/Windsor has good and marketable title to all of its properties and assets, including those reflected in the Financial Statements or acquired since the date of the most recent Financial Statement, free and clear of all mortgages, pledges, liens, encumbrances or charges of any kind whatsoever and none of the Company's assets or properties are in the possession of or under the control of any other person;

         (af) Dawa/Windsor has no guarantees with respect to the obligations of any other person and has no indemnities or contingent or indirect obligations with respect to the obligation of any other person;

         (ag) except as previously disclosed, neither Dawa/Windsor nor the Vendors is under any obligation, contractual or otherwise, to notify or to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority, or any foreign government or other authority, are required to be obtained or given by Dawa/Windsor or the Vendors:

                  (i) in connection with the execution, delivery or performance by the Vendors or Dawa/Windsor of this Agreement or the completion of any of the transactions contemplated herein;

                  (ii) to avoid the loss of any permit, license, certification or other authorization; or

                  (iii) in order to enable Dawa/Windsor to carry on the Business in the ordinary course as of and following the closing of the transactions contemplated hereby.

         (ah) the Vendors covenant and represent and warrant that all of the representations and warranties set forth herein shall be true and correct at the time of Closing as if made on that date.

4.2 Representations and Warranties in Closing Documents. All statements contained in a certificate or other instrument delivered by or on behalf of the Vendors pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Vendors hereunder.

4.3 Survival of Representations and Warranties of the Vendors. The representations and warranties of the Vendors contained in this Agreement shall survive the Closing, the representations and warranties of the Vendors shall continue in full force and effect for the benefit of the Purchaser, subject to the following:

         (a) the representations and warranties of the Vendors contained in Sections 4.1 (n), (p), (r), (w), (x), (y), (z), (aa), (ab),
                  (ac), (ad), (ae), (af) and (ag) shall survive for a period of six (6) months following the Closing Date;

         (b) notwithstanding paragraph (a) above, any claim which is based on intentional misrepresentation or fraud by the Vendors may be made or brought by either party at any time.

         provided that if a written notice of claim is made before the expiry of the applicable period, then the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.



                                    SECTION 5
                             POST CLOSING OPERATIONS
                             -----------------------



5.1 Directors. Mr. Zaixin Ma will be appointed as a Windsor director and Mr. Ernest Cheung will be appointed as a Dawa director after the closing;

5.2 Officers. Mr. Zaixin Ma will be offered a 2 year tenure as general manager responsible for the day to day operations of both Dawa and Windsor.


5.3 Cheque Signing. Cheques amounting over C$2,000 will require Xin Net approval.

5.4      Hiring.  Hirings over C$2,000 per month will require Xin Net approval.

5.5 Budget. A 2 year budget is attached to this agreement as operating target commitments (revenue and net income).

5.6 Appointment Extension. Mr. Zaixin Ma will be guaranteed a 2 year extension as general manager responsible for the day to day operations of both Dawa and Windsor at salary levels not lower than last 2 years' average.

5.7 Share Exchange. If the budget is met or exceeded after 1 year, 1041571 B.C. Ltd.'s 49% of Dawa/Windsor can be exchanged into Xin Net Shares upon mutual consent.

                                    SECTION 6
                           REVOCATION OF THE AGREEMENT
                           ---------------------------

6.1 The Vendors mutually agree to revoke this Agreement and return all transferred shares in any of the following events:

         (a) in the event that due diligence review of the affairs of Dawa/Windsor discloses:

(i) any material discrepancy in any representations made to the Purchaser about the status of Dawa/Windsor, and

(ii) the board of Dawa/Windsor refuses at Closing to sequentially resign and appoint the new representatives to the Board of the Company; and

        (b) within a period of 2 years of closing, in the event that either Vendor desires to sell 10% or more to a third party, the other side will have first right of refusal under the same terms, if the first right of refusal is not exercised, then the sale to third party will require unanimous consent from the board of directors; otherwise, the transaction will be revoked;

        (c) within a period of 2 years of closing, if either Dawa or Windsor fails to reach its approved budget with a revenue and net income deviance of over 30%, Xin Net Corp. has the option to revoke the transaction;

        (d)      force majeure - the transaction will be revoked.


                                    section 7
                               GENERAL PROVISIONS
                               ------------------

7.1      Time of Essence.  Time shall be of the essence of this Agreement.


7.2 Force Majeure. If the transaction fails to close due to an act of God, no compensation shall be made to either party.

7.3 No Merger and Survival. The representations, warranties, covenants, indemnities and agreements contained in this Agreement or pursuant hereto shall not merge at the Closing nor upon release of the Holdback from trust, and shall survive and continue in full force and effect from the Closing Date.

7.4 Notice. Any notice, waiver or other communication required or permitted to be given hereunder shall be in writing and signed by or on behalf of such party and shall be given to the other party by delivery thereto, or by sending by prepaid registered mail or facsimile to the address of the other party as herein set forth or to such other address of which notice is given, and any notice shall be deemed not to have been sufficiently given until it is received. Any notice or other communication contemplated herein shall be deemed to have been received on the day delivered, if delivered, on the fourth business day following the mailing thereof, if sent by registered mail, and the second business day following the transmittal thereof, if sent by facsimile. If normal mail or facsimile service shall be interrupted by strike, slowdown, force majeure or other cause, the party sending the notice shall utilize any of such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt of same by the other party.

7.5 Waiver. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision (whether or not similar) nor will any waiver constitute a continuing waiver unless otherwise expressly provided.

7.6 Modifications and Approvals. No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

7.7 Further Assurances. Each of the parties hereby covenants and agrees to execute any further and other documents and instruments and to do any further and other things that may be necessary to implement and carry out the intent of this Agreement.

7.8 Enurement and Assignment. This Agreement will enure to the benefit of and will be binding upon the Vendors and the Purchaser, and their respective personal representatives, heirs, executors, administrators, successors and permitted assigns. Neither party will assign its rights or obligations under this Agreement or any part thereof, provided that the Purchaser may assign this Agreement, without consent, but upon notification to the Vendors, to another corporation.

7.9 Remedies. Notwithstanding any other provision hereof, the parties shall be entitled to any and all remedies at law or in equity.

7.10 Counterparts. This Agreement may be executed in counterparts or by facsimile and each such Agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

7.11 Severability. If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.12 Included Words. Words importing the singular include the plural and vice-versa, and words importing gender include all genders.

7.13 Headings and Interpretation. The section and subsection headings are included solely for convenience, are not intended to be full or accurate descriptions of the content, or to be considered part of this Agreement. The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

7.14 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, and will be treated in all respects as a British Columbia contract.

7.15 Entire Agreement. This Agreement, together with the contract and all Schedules to this Agreement, constitutes the entire agreement between the parties regarding the subject matter hereof. In the event of any inconsistency between this Agreement and the interim contract, the provisions of this Agreement shall prevail.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first above written.




For XIN NET CORP. and WINDSOR    )
EDUCATION ACADEMY INC.           )
                                 )
EXECUTED and DELIVERED by        )
                                 )
Ernest K. Cheung, President      )
in the presence of:              )
                                 ) _____________________________________________
                                 ) [Signature]
--------------------------       )
Witness Name - Signature         )
                                 )
                                 )
--------------------------       )
Witness Name - Print             )
                                 )
                                 )
--------------------------       )
Address                          )
                                 )
                                 )
--------------------------
City, Province


--------------------------
Occupation


For DAWA BUSINESS GROUP INC.

EXECUTED and DELIVERED by        )
                                 )
Zaixin Ma, President in the      )
presence of:                     )
                                 )
                                 )
---------------------------      )
Witness Name - Signature         )
                                 )
                                 )
---------------------------      )______________________________________________
Witness Name - Print             ) [Signature]
                                 )
                                 )
---------------------------      )
Address                          )
                                 )
                                 )
---------------------------      )
City, Province


---------------------------
Occupation